MATERION CORPORATION 2013 ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2013 Exhibit 99.2

Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by these statements, including health issues, litigation and regulation relating to our business, our ability to achieve and/or maintain profitability, significant cyclical fluctuations in our customers’ businesses, competitive substitutes for our products, risks associated with our international operations, including foreign currency rate fluctuations, energy costs and the availability and prices of raw materials, the timing and ability to achieve further efficiencies and synergies resulting from our name change and product line alignment under the Materion name and brand, and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently these forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

MATERION CORPORATION 2013 ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2013 Another Year of Progress

We Faced and Squarely Addressed a Number of Challenges in 2012 ■ Weak global economy ■ Beryllium pebble plant ramp-up ■ Integration of EIS Optics acquisition ■ Physical inventory adjustment ■ Operations consolidation ■ Response building a stronger Company 4

Business Levels Declined Modestly in 2012 ■ Sales were $1.27 billion for 2012, down from $1.53 billion in 2011 ■ All but 3% of the year-over-year sales decline was due to pass- through metal 5 Stronger Markets Weaker Markets Commercial Aerospace Telecommunications Infrastructure Medical Defense & Science Consumer Electronics Energy Automotive Electronics

Profits Were Below Prior Year Levels ■ Net Income was $24.7 million ■ EPS was $1.19 ■ Driven by specific factors noted earlier ■ Year ended with a welcomed improvement in business levels ■ Improving conditions in a number of markets ■ We entered 2013 with reasons for optimism 6

Our Balance Sheet Remains Very Strong ■ Debt-to-debt-plus-equity at 19% ■ On-going positive cash generation, very strong in the fourth quarter ■ Past 5 years, cash from operations was $30 - $75 million annually ■ Acquired AMC in March 2012 ■ Cumulative investment of approximately $220 million over 7 years ■ Returned over $17.0 million to shareholders over 5 years ■ Flexibility to invest going forward ■ Initiated a quarterly dividend in the second quarter of 2012 7

We Are Increasing Our Quarterly Dividend ■ Our dividend, on an annualized basis, will increase by 7%, or $0.02, to $0.32 per share ■ Reinforces our confidence in −Growth prospects − Ability to convert growth to earnings −Cash to reinvest in the business −Return cash to shareholders 8

Initiation of Value-Added Sales Reporting ■ At company and segment level ■ Offers more information to investors ■ More effective, more transparent communication of the health of our businesses ■ Removes potential distortion in trends in business levels and margins 9

Optimism Continues into the First Quarter 2013 ■ Year is off to a good start ■ The first quarter met our expectations ■ Net income was $0.33 per share, an 11% increase ■ The beryllium pebble plant had its highest production since 2011 startup ■ Order entry rates increased, were 6% above second half 2012 levels ■ Order entry also 4% above first quarter sales levels 10

■ We will face several headwinds during 2013 −Headwinds in pension and compensation plans −Risks implementing initiatives ■ Nevertheless, we also expect significant growth −Improving operations and sales volume at the beryllium plant −Improving order entry and margin trends across the business −Exciting strategic initiatives ■ Confirm our full-year earnings range of $1.75 - $2.00 Standing by Our Full-year EPS Guidance 11

MATERION CORPORATION 2013 ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2013

2013 Momentum Building – Lift in Markets ■ Consumer Electronics – Semi-conductors in handsets and tablets ■ Telecom Infrastructure – Electronics packaging and wire ■ Oil & Gas – ToughMet® in oil and gas drilling 13

2013 Momentum Building – Lift in Markets ■ Automotive Electronics – High-intensity electronics ■ Commercial Aerospace – Record order entry rate ■ Medical – Outpacing market growth rate ■ Defense and Science – Picking up and solid for 2013 14

Progress on Strategic Initiatives ■ Beryllium Pebble Plant – On track to meet 2013 production targets ■ Operational Restructurings – Closure of 5 facilities, relocation of business closer to customer in Singapore – Net cost neutral in 2013 – $0.20/share benefit in 2014 ■ Westford Large Optics Capabilities ■ ToughMet® Production Expansions – Expanding capacity at two locations to support growth 15

Progress on Strategic Initiatives ■ Amorphous Metals/Liquidmetal – Wide range of end-use performance benefits ■ AMC Augmentation – Technology platform & I.P. portfolio – Niche market opportunities ■ Procurement and Pricing – Capturing the value potential of our materials ■ Common Systems and Shared Back-Office – Gain efficiencies 16

Product and Technology Pipeline ■ LED’s – Phosphors ■ Precision Optical Filter Arrays ■ Gesture Control Technology – Leveraging our capabilities to enable technology ■ Coatings for Architectural Glass 17

■ ToughMet® Strip – Camera voice coil motor • Smart phones and tablets – Thin-walled wrap bearings ■ Dovetail Clad – Technical Materials – Start-stop “mild hybrid” systems – Facilitates high-volume laser welding in lithium-ion battery packs ■ Amorphous/Liquidmetal ■ Acoustic Beryllium – Expanding to high-end consumer markets Product and Technology Pipeline 18

Successful Repositioning: 2002-2012 Snapshot ■ Revenue has grown significantly ■ Multiple acquisitions ■ Major capital investments ■ Dramatically lower debt ■ Much greater capital efficiency 19

Financial Goals for the Next 3 – 5 Years 20 Value-added sales growth >8% Gross margins (value-added basis) 35% – 40% Operating margins (value-added basis) 12% – 16% Working capital % sales <20% Debt-to-Debt-Plus-Equity <30% ROIC (pre-tax) >18%

We Are Well Positioned ■ Offering a formidable set of distinctive – yet synergistic – competencies ■ Focusing on high-growth niches of long term secular growth markets ■ Becoming our customers' first choice by providing value through our technological capabilities, service and speed ■ Driving operational excellence, continuous improvement and innovation ■ Leveraging our combined capabilities to drive new and unique solutions, unmatched by other companies 21

MATERION CORPORATION 2013 ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2013